SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.1 )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BIOVEST INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

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September 22, 2004

To Our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of BioVest International, Inc. (“BioVest”) to be held on Thursday, October 21, 2004, at 11:00 a.m. at the Great Hall in Herbert Hall, Bldg 698, at the U.S. Military Academy at West Point, NY. Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

We are providing a printed copy of our Annual Report with this package of materials in order to provide the most recent audited financial information regarding the Company. Our Annual Report on Form 10-KSB is also available online through our website (www.Biovest.com). If you have any questions regarding the financial information, you may contact the office of James McNulty, CPA, our Chief Financial Officer, at the following address:

James A. McNulty, CPA

Chief Financial Officer

BioVest International, Inc.

5310 Cypress Center Drive # 101

Tampa FL 33609

813-864-2562

813-288-8757 fax

jamcnulty@accentia.net

Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. You may vote by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your representation at the annual meeting, if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of, and continued interest in BioVest International, Inc.

Sincerely,

James A. McNulty, CPA Chief Financial Officer, Secretary

BIOVEST INTERNATIONAL, INC.

8500 EVERGREEN BLVD. NW

MINNEAPOLIS MN 55433

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 21, 2004

To the Shareholders of

BIOVEST INTERNATIONAL, INC.

Please be advised that an annual meeting of shareholders (the “Annual Meeting”) of BioVest International, Inc., a Delaware corporation (the “Company”), will be held on October 21, 2004, at 11:00 a.m., local time, at the Great Hall in Herbert Hall, Bldg 698, the Headquarters of the Association of Graduates, at the U.S. Military Academy at West Point, NY. Please allow an additional 10-15 minutes to assure a timely arrival, in light of heightened security measures in place at the Military Academy in recent times. Please bring your Proxy Card with you and present it at the security gate to the Academy to gain admission. Personnel at the gate can direct you to the proper building. Directions to the meeting location are enclosed on a separate sheet with these Proxy material.

The Annual Meeting will be held for the following purposes:

Matters to be voted upon

1.	To approve an amendment to Article 4 of the Company’s Certificate of Incorporation to increase the authorized number of shares of Common and Preferred Stock from 50,000,000 shares of Common Stock, $.01 par value and 10,000,000 shares of Preferred Stock, $.01 par value to 300,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, respectively.

2.	To approve an amendment to Article 6 of the Company’s Certificate of Incorporation and Article 3 of the Company’s Bylaws to remove the provision calling for classification of the Board of Directors and to provide that the entire Board come up for re-election every year.

3.	To elect directors to one-year terms.

4.	To ratify the appointment of Aidman Piser & Company P.A. as the Company’s independent accountants.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Matters to be discussed

1.	Status of the Company’s core business.

2.	Status of the Clinical Trial for the Company’s cancer vaccine and related equipment development.

3.	Section 1.05 of the Investment Agreement between the Company and Accentia, Inc.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on August 30, 2004 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

By Order of the Board of Directors,

James A. McNulty Secretary

Date: September 22, 2004

BIOVEST INTERNATIONAL, INC.

8500 EVERGREEN BLVD. NW

MINNEAPOLIS MINNESOTA 55433

PROXY STATEMENT

Annual Meeting

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Biovest International, Inc., a Delaware corporation (the “Company”), of proxies to be voted at the annual meeting of the Company’s shareholders (“Annual Meeting”), which will be held on October 21, 2004, at 11:00 A.M., local time, at the Great Hall in Herbert Hall, Bldg 698, the Headquarters of the Association of Graduates, at the U.S. Military Academy, West Point, NY and any and all adjournments thereof. Please bring your Proxy card with you and present it at the security gates to the Academy to gain admission. Personnel at the gate can direct you to the proper building. Directions to the meeting location are enclosed on a separate sheet with these Proxy materials.

The solicitation will be by mail, and the cost of such solicitation, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company’s common stock, no par value per share (the “Common Stock”), will be borne by the Company.

The shares of Common Stock represented by each duly executed proxy received by the Board of Directors before the Annual Meeting will be voted at the Annual Meeting as specified in the proxy. UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN FAVOR OF THE FOUR PROPOSALS DESCRIBED HEREIN.

Shareholders who execute proxies nevertheless retain the right to revoke them at any time before they are voted by submitting new proxies bearing a later date, by submitting written revocations to the named proxies, or by attending the Annual Meeting and voting thereat.

The principal executive offices of the Company are located at 8500 Evergreen Blvd. NW, Minneapolis Minnesota 55433. The telephone number of the Company is (763) 786-0302. This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about September 20, 2004 (the “Mailing Date”).

Shareholders Entitled to Vote

The Board of Directors has designated August 30, 2004 as the record date (the “Record Date”) for determining the shareholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, the total number of shares of Common Stock of the Company outstanding and entitled to vote was 38,160,733 shares of Common Stock. On the record date, there were 8,021,886 shares of Preferred Stock outstanding, which is convertible into Common Stock at the ratio of 2 shares of Common for each share of

Preferred. The holders of all outstanding shares of Common Stock are entitled to one vote for each share registered in their names on the books of the Company at the close of business on the Record Date. The presence in person or by proxy of a majority of the outstanding shares of stock, regardless of class entitled to vote at the Annual Meeting will be necessary to constitute a quorum. If a quorum is not present at the Annual Meeting, a majority in interest of the shareholders entitled to vote at the Annual Meeting present in person or by proxy, shall have the power to adjourn such Annual Meeting from time to time, without notice other than announcement at the Annual Meeting until the requisite amount of shares entitled to vote are present. Since Accentia, Inc. is the holder of approximately 77% of the outstanding common stock of the Company, its presence at the Annual Meeting in person or by Proxy guarantees that a quorum will be present. The vote of Accentia’s stock on the matters to be voted upon will be sufficient for passage or defeat of those matters.

The actions described in this Proxy require approval as follows:

Amendment of the Certificate of Incorporation shall be authorized by the affirmative vote of a majority of all shares of stock, regardless of class, entitled to vote;

Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election;

All other corporate action shall be authorized by a majority of the votes cast at the Annual Meeting.

Generally, abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote AGAINST a matter presented at the Annual Meeting.

Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary authority, will be considered as shares not entitled to vote and, therefore, will not be considered in the tabulation of votes. Proxy ballots are received and tabulated by the Company’s transfer agent, American Stock Transfer and Trust Company, and certified by the inspector of election.

We are providing a printed copy of our Annual Report with this package of materials in order to provide the most recent audited financial information regarding the Company. Our Annual Report on Form 10-KSB is also available online through our website (www.Biovest.com). If you have any questions regarding the financial information, you may contact the office of James McNulty, CPA, our Chief Financial Officer, at the following address:

James A. McNulty, CPA

Chief Financial Officer

BioVest International, Inc.

5310 Cypress Center Drive # 101

Tampa FL 33609

813-864-2562

813-288-8757 fax

jamcnulty@accentia.net

Proposals and other Matters To Be Voted Upon

PROPOSAL 1: TO AMEND THE CERTIFICATE OF INCORPORATION

The Company’s Board of Directors has unanimously determined that the following amendment to the Company’s Certificate of Incorporation is advisable and has unanimously voted to recommend the amendment to the Company’s shareholders for adoption. If this Amendment is adopted, the Amended Certificate of Incorporation shall be filed with the Delaware Secretary of State, Division of Corporations. The amendment will increase the authorized capital stock of the Company designated as Common from 50,000,000 shares to 300,000,000 shares, and the authorized capital stock of the Company designated as Preferred from 10,000,000 shares to 50,000,000 shares. The proposed amendment will replace paragraph A of Article Fourth of the Company’s Certificate of Incorporation with the following:

A. Aggregate Shares. The maximum number of shares of stock which the corporation shall have the authority to issue is THREE HUNDRED FIFTY MILLION (350,000,000), of which THREE HUNDRED MILLION (300,000,000) shares, $.01 par value per share, shall be common stock (“Common Stock”), and FIFTY MILLION (50,000,000) shares, $.01 par value per share, shall be preferred stock (“Preferred Stock”).

A copy of the proposed Amended Certificate of Incorporation is attached hereto as Exhibit B.

A description of the classes of stock for which issuance authority is sought is contained in the Company’s Articles of Incorporation, as follows:

Common Stock

(i)	Preemptive rights. Shares of Common Stock shall not have any preemptive rights, unless otherwise granted pursuant to a written agreement of the corporation;

(ii)	Dividends and Distributions. No payment of dividends or distributions shall be made to the holders of shares of Common Stock unless and until the holders of shares of Preferred Stock receive any preferential amounts to which they are entitled under this Article or in the resolution or resolutions providing for the issue of shares of preferred stock. The holders of shares of Common Stock shall be entitled to receive such dividends and distributions as may be declared upon such shares of Common Stock, from time to time by a resolution or resolutions adopted by the Board of Directors;

(iii)	Voting Rights. All holders of Common Stock shall be entitled to notice of any stockholders’ meeting. Subject to the provisions of any applicable law and except as otherwise provided in the Company’s Certificate of Incorporation or by the resolution or resolutions providing for the issue of shares of Preferred Stock, all voting rights shall be vested solely in the Common Stock. The holders of shares of Common Stock shall be entitled to vote upon the election of directors and upon any other matter submitted to the stockholders for a vote. Each share of Common Stock issued and outstanding shall be entitled to one noncumulative vote. A fraction of a share of Common Stock shall not be entitled to any voting rights whatsoever; and

(iv)	Liquidation, Dissolution or Winding Up. Except as otherwise provided in the Company’s Certificate of Incorporation and subject to the rights of holders, if any, of Preferred Stock to receive preferential liquidation distributions to which they are entitled under this Article or under the resolution or resolutions providing for the issue of shares of preferred stock, in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the corporation, all assets of the corporation shall be shared pro rata among the holders of the Common Stock.

2. Preferred Stock The Board of Directors of the Corporation is hereby expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative participating, optional or other rights, and qualifications or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by a majority of the Board of Directors then in office and the certificate of designations filed under the General Corporation Law of the State of Delaware setting forth such resolution or resolutions.

As of August 1, 2004 there were 38,160,733 shares of Common Stock Outstanding, along with 8,021,886 shares of Preferred Stock, which is convertible into Common Stock at the ratio of 2 shares of Common for each share of Preferred. The outstanding shares of preferred stock are owned of record by Accentia, Inc. which has advised the Company that, should the preceding amendment to the Articles of Incorporation be adopted and the Articles be amended, it plans to convert all shares of preferred stock held by it into the appropriate number of shares of common stock. In addition, the Company’s 2000 Employee Stock Option Plan provides for the grant of options to acquire additional shares of Common Stock, and options to purchase approximately 6,000,000 shares of Common Stock have previously been issued pursuant to this Plan. The Company has also issued Warrants to purchase additional shares of Common Stock and there are a number of outstanding Convertible Promissory Notes granting the Holders the option to convert the outstanding principal and interest balance into ownership of the Company’s Common Stock. As of August 1, 2004, the total number of shares of Common Stock which could potentially be acquired pursuant to all options, warrants and conversion rights (including conversion of the Preferred Stock) is approximately 47,000,000 shares. Pursuant to a First Right of Refusal Agreement, Accentia, Inc. has the right to purchase sufficient shares of Common Stock to maintain its stock ownership level at 81% in the event of the exercise of any of the outstanding option, warrant, or convertible note rights. The exercise of this First Right of Refusal could potentially result in the issuance of over 115,000,000 shares of Common Stock to Accentia. All of these issuances are current potential obligations of the Company, and the Board believes it is prudent and necessary to authorize sufficient shares to meet these potential obligations.

The additional authorized shares that would be available for issuance if the proposed amendment is approved may be issued for any proper corporate purpose by the Board of Directors at any time without further shareholder approval (subject, however, to applicable statutes or the rules any stock exchange on which the Company’s shares may be traded, which require shareholder approval for the issuance of shares in certain circumstances). The Board of Directors believes it is desirable to give the Company this flexibility, both with respect to Common stock and Preferred stock, in considering such matters as stock dividends, raising additional capital, acquisitions, or other corporate purposes. The authorization of such shares will enable the Company to act promptly and without additional delay if appropriate circumstances arise which require the issuance of such shares. Other than as discussed herein, the Company has no present agreements or commitments to issue any of the additional authorized shares. Other than as granted to Accentia, Inc. as discussed above, no shareholder of the Company has any preemptive right to acquire any of the additional authorized shares, so the issuance of the additional authorized shares may correspondingly dilute the percentage interests of current shareholders.

Since Accentia, Inc. is the holder of approximately 77% of the outstanding common stock of the Company, its presence at the Annual Meeting in person or by Proxy guarantees that a quorum will be present. The vote of Accentia’s stock on the matters to be voted upon will be sufficient for passage or defeat of those matters.

The Board of Directors recommends that shareholders vote FOR this proposal to amend the Articles of Incorporation.

PROPOSAL 2: To amend the Certificate of Incorporation and Bylaws to remove the provision calling for classification of the Board of Directors and to provide that the entire Board come up for re-election every three years.

The Company’s Board of Directors has unanimously determined that the following amendment to the Company’s Certificate of Incorporation is advisable and has unanimously voted to recommend the amendment to the Company’s shareholders for adoption. If this Amendment is adopted, the Amended Certificate of Incorporation shall be filed with the Delaware Secretary of State, Division of Corporations. The amendment will remove the provision calling for classification of the Board of Directors, will provide that all directors be elected for one-year terms and will further provide that the entire Board shall come up for re-election every year. The proposed amendment will replace Article 6 of the Company’s Certificate of Incorporation with the following:

The number of directors of the corporation shall be such as from time to time shall be fixed by resolution of the board of directors or as otherwise provided in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws so provide. The corporation’s board of directors is authorized to adopt, amend or repeal the corporation’s by-laws. Directors shall be elected to one-year terms. At each annual meeting of stockholders, all directors shall be chosen for a one-year term to succeed those whose terms expire. Any vacancy in the board resulting from the death, resignation or retirement of a director, or any other cause shall be filled by a majority vote of the remaining directors, though less than a quorum, for a term corresponding to the unexpired term of his predecessor in office. Any or all of the directors of the corporation may be removed from office at any time, but only for cause. Each director shall hold office until the expiration of the term for which he is elected and until his successor is elected and qualified, or until his earlier resignation or removal.

At the same time, the proposed amendment would replace Article 3, paragraph 3 of the Company’s Bylaws with the following:

3. Election and Term of Directors. Directors shall be elected to one-year terms. At each annual meeting of stockholders the entire Board of Directors shall be chosen for a term of one year. Any vacancy in the Board resulting from the death, resignation or retirement of a director, or any other cause shall be filled by a majority vote of the remaining directors, though less than a quorum, for a term corresponding to the unexpired term of his predecessor in office. Any or all of the directors of the corporation may be removed from office at any time, but only for cause. Each director shall hold office until the expiration of the term for which he is elected and until his successor is elected and qualified, or until his earlier resignation or removal.

A copy of the proposed amended Bylaws is attached hereto as Exhibit C.

The Board at a regular meeting amended the Company’s Bylaws to expand the maximum number of directors permitted from seven to thirteen and to eliminate classes of Directors provided Article 6 is amended as proposed herein. The Board of Directors feels that the ability to attract and retain experienced members of the Board is extremely important in successfully governing the Company in the short and long term and to meet our long-term goals. In the past, attracting qualified and capable individuals to commit to serving the multi-year terms required by the classified director system previously in place has proven difficult; it is believed that a one-year commitment will be less intimidating and will allow qualified and experienced individuals to more readily agree to become involved on our Board. By eliminating the classified Board system, all Directors will stand for election as a slate at each Annual Meeting and will take on more of a “team” mentality. Eliminating the classified Board in favor of a group of directors that can work together is believed by management to help accomplish these goals. In addition, because there has been no election of Directors for the past three years, the original terms of all Directors have expired and all Directors are effectively serving one-year terms, as all Director positions would be up for election at this Annual Meeting even under the previous Classified Board system.

Since Accentia, Inc. is the holder of approximately 77% of the outstanding common stock of the Company, its presence at the Annual Meeting in person or by Proxy guarantees that a quorum will be present. The vote of Accentia’s stock on the matters to be voted upon will be sufficient for passage or defeat of those matters.

The Board of Directors recommends that shareholders vote FOR this proposal to amend the Articles of Incorporation and Bylaws.

PROPOSAL 3: To elect directors to One-year terms.

Introduction. Our board of directors currently has eleven members and is authorized to have up to thirteen members. All directors are to be elected at this Annual Meeting, to serve for one-year terms and, in each case, until their successors are duly elected and qualified. During the fiscal year ended on September 30, 2003, there were no formal meetings of the Board; however, the incumbent directors participated in each of the Company’s informal meetings which were conducted by unanimous consent pursuant to applicable law.

Slate of Directors. In March, 2004, the Board appointed a Nominating & Compensation Committee, which currently consists of three independent Directors, Robert D. Weiss, Jeffrey A. Scott, M.D., and Raphael Mannino, Ph.D. Prior to that date, we did not have a Nominating Committee and the entire Board has provided the function normally served by a nominating committee in connection with the slate of Directors nominated for election at this Annual Meeting. The Board has proposed that the following slate of eleven directors be elected at the Annual Meeting:

Directors: Dr. Steven Arikian, Dr. Francis E. O’Donnell Jr., Dr. Christopher C. Kyriakides, Dr. Stephane Allard, Martin Baum, Dr. Raphael Mannino, Peter J. Pappas, Sr., Dr. Christopher Chapman, Nicholas Leb, Dr. Jeffrey A. Scott, Robert D. Weiss.

Below is biographical information for the slate of Directors standing for election:

Nominees who are current Directors:

Steven R. Arikian, M.D., age 46, a Director of the Company since June, 2003, has been nominated by the Board for election as a Director. Dr. Arikian became our CEO and President in September, 2004, as well as Chairman of the Board of Directors since March 2004. Dr. Arikian is a director of Accentia, Inc., our Parent Corporation. Further, since 1997 he has served as the President and a director of The Analytica Group, Inc. which is a subsidiary of Accentia, Inc. He founded The Analytica Group, a global provider of research and communications services to the pharmaceutical and biotechnology industries in 1997. Dr. Arikian began providing pharmaceutical clients with Clinical and Outcomes Research services in 1988. Having held positions of increasing responsibility, he served as President of The Center for Health Outcomes and Economics at Bristol Myers Squibb for three years, where he supervised a staff of over 50 professionals responsible for development of global health outcomes research. He has designed and implemented research projects in the United States, Canada, Latin America and Europe. Dr. Arikian holds a faculty appointment at the Columbia University Mailman School of Public Health. He has also held faculty appointments at the University of Toronto and the University of Kentucky. He is widely published in the peer-reviewed literature and has been a frequent speaker at industry and trade group sponsored meetings on topics including Formulary Management, Pharmaceutical Pricing, Multi-National Health Economic Studies, and Pharmacoepidemiology. Today Dr. Arikian devotes his time to overseeing Accentia’s pharma-services and development companies, including AccentRx, a specialty pharmacy dedicated to chronic disease management, as well as Biovest and The Analytica Group.

Francis E. O’Donnell, Jr., M.D., age 53, a Director of the Company since June, 2003, has been nominated by the Board for election as a Director. Dr. O’Donnell is our Co Vice-Chairman (non-executive). Dr. O’Donnell is the non-executive Chairman, Chief Executive Officer (CEO) and a director of Accentia, Inc., our Parent Corporation since its inception in 2002. He is also the CEO, President, Chairman and a Director of BioDelivery Sciences International, Inc. Dr. O’Donnell was the Founder and for more than the last five years has served as managing director of The Hopkins Capital Group (“HCG”), an affiliation of limited liability companies which engage in business development and venture activities. Included in companies in which HCG entities are significant stockholders include Accentia, Inc. and Biodelivery Sciences International, Inc.. Dr. O’Donnell served as Chairman of Laser Sight Inc. (LASE) a publicly traded manufacturer of advanced refractive laser systems until June, 2003. He is co-founder of RetinaPharma Technologies, Inc. which includes Tatton Technologies, LLC and is a co-founder of Biotech Specialty Partners, LLC an alliance of specialty pharmacy and biotechnology companies...

Dr. O’Donnell is a 1975, summa cum laude graduate of the Johns Hopkins School of Medicine. He received his specialty training at the Wilmer Ophthalmological Institute, Johns Hopkins Hospital. He is the former Professor and Chairman, Department of Ophthalmology, St Louis University School of Medicine. Dr. O’Donnell has published over 30 peer-reviewed scientific articles and he has been awarded 34 US Patents. He is the recipient of the 2000 Jules Stein Award from Retinitis Pigmentosa International. He is a Trustee for St. Louis University and The Health Careers Foundation.

Dr. Christopher Kyriakides, M.D., age 42, a Director of the Company since July, 1999, has been nominated by the Board for election as a Director. Dr. Kyriakides is our Co Vice-Chairman (non-executive). Dr. Kyriakides was our Chairman from July 31, 1999 through June 2003, when we closed our Investment Agreement with Accentia, Inc., and was our Chief Executive Officer from September 20, 1999 until June 2003. For the last six years, Dr. Kyriakides has also served as President and Medical Director of Sports Medicine and Orthopaedic Rehabilitation, P.C., a private enterprise of which he is a founder.

Stephane Allard, M.D. ,age 50, a Director of the Company since June, 2003, has been nominated by the Board for election as a Director. Dr. Allard is our former Chief Executive Officer and President, and is a current Director. Dr. Allard assumed the positions of CEO and President of the Company in June, 2003 and resigned as CEO and President on September 7, 2004 in order to accept the position of Director of Medical Affairs for Accentia, Inc., our parent corporation. For more than the prior four years, Dr. Allard was involved in various positions with Synthelabo. He was Vice President of Medical Affairs with Sanofi-Synthelabo, a six billion dollar global pharmaceutical company manufacturing and marketing of products such as Plavix, Ambien, Avapro, Hyalgan and Primacor and was responsible for a staff of 120 people. Dr. Allard has served as President of Synthelabo, Inc. and Director of Research and Development at Lorex Pharmaceuticals. At Synthelabo, Dr. Allard was responsible for the start up of Synthelabo, Inc. (USA). He was also key in establishing Phase I through IV clinical activities for products such as Ambien, Kerlone and Alfuzosin, and managed and led the liaison with the FDA and other government agencies. Dr. Allard staffed and led the group’s 11 person New Jersey operation and the 40 person (Clinical, Biostatistics, and Data Management) Chicago office.

Dr. Allard served as European Clinical Director of Clinical Research from 1990 to 1993 for six divisions in Synthelabo (Paris), France, Director of Clinical Development from 1987 to 1990, and as Associate Director of Clinical Development from 1985 to 1987. From 1978 to 1985, Dr. Allard was Associate Medical Director and Medical Advisor at Wyeth a division of American Home Products. Dr. Allard received his medical doctorate from Rouen Medical College and has been awarded a Diplomate of CESAM (Certificate of Statistical Studies Applied to Medicine) Ph. D, as well as a Diplomate of Clinical Pharmacology and Pharmacokinetics (Pitie-Salpetriere Hosp.); Paris, France.

Martin G. Baum, age 38, a Director of the Company since June, 2003, has been nominated by the Board for election as a Director. Mr. Baum is also a director of Accentia, Inc., our Parent Corporation and has served as President of Commercial Operations of Accentia since April 2003. He has been the President and Chief Executive Officer of TEAMM Pharmaceuticals, Inc., a subsidiary of Accentia, Inc., since August 2000. Mr. Baum founded TEAMM based on his most recent success at DJ Pharmaceuticals, Inc., a specialty pharmaceutical company. At DJ Pharmaceuticals, where Mr. Baum held the position of Senior Vice President, Commercial Operations from December 1998 until July 2000, he was instrumental in achieving net revenue in excess of $50 million as well as profitability within two years. The company was sold to Biovail Corporation in October 2000, for $212 million, enabling equity investors to realize annual IRR’s in excess of 135%. Mr. Baum’s prior experience includes branded, generic, delivery technology, international and specialty pharmaceutical markets with companies such as Marion Merrell Dow, Glaxo Wellcome and SkyePharma PLC.

Raphael Mannino, PhD, age 56, a Director of the Company since June, 2003, has been nominated by the Board for election as a Director. Dr. Mannino has been the Executive Vice President and Chief Scientific Officer of BioDelivery Sciences International, Inc. since October 2000, and a director since October 2001. Dr. Mannino has served as President, CEO, Chief Scientific Officer, and a member of the Board of Directors of BioDelivery Sciences International since its incorporation in 1995. Dr. Mannino’s previous experience includes positions as Associate Professor, at the University of Medicine and Dentistry of New Jersey (1990 to present), Assistant, then Associate Professor, Albany Medical College (1980 to 1990), and Instructor then Assistant Professor, Rutgers Medical School (1977 to 1980). His postdoctoral training was from 1973 to 1977 at the Biocenter in Basel, Switzerland. Dr. Mannino received his Ph.D. in Biological Chemistry in 1973 from the Johns Hopkins University, School of Medicine.

Peter J. Pappas, Sr., age 64, a Director of the Company since March, 2003, has been nominated by the Board for election as a Director. Mr. Pappas has for more than the last five years been the President and CEO of P.J. Mechanical Corp., a major air conditioning contractor in the New York City metropolitan area. In addition to his vast experience in construction for the past forty years, Mr. Pappas is a prime real estate developer and investor around the country. He attended NYU as a business administration major. A noted philanthropist, Mr. Pappas is an Archon of the Greek Orthodox Church. He serves the Archdiocesan National Council and as trustee of the privileged Leadership 100 Endowment trust. He is a board member of the Western Policy Center in Washington, D.C, a member of the Board of The Cyprus/American Chamber of Commerce, and the National Chairman of the Cyprus Children’s Fund, a sponsorship program and scholarship award endowment. Mr. Pappas has been a Director of BioVest since February 2003.

Nominees who have served as Directors by Board appointment since March, 2004:

DR. CHRISTOPHER CHAPMAN, age 50, has been a Director of the Company since March, 2004 and has been nominated by the Board for election as a Director. Dr. Chapman has been the Executive Vice President of Medical and Regulatory Affairs and Director of New Business Development (pharmaceuticals) for BioDelivery Sciences International, Inc. on a part time basis since October 2000. Dr. Chapman received his M.D. degree from Georgetown University in Washington, D.C. in 1987 where he completed his internship in Internal Medicine. He completed a residency in Anesthesiology and a fellowship in Cardiovascular and Obstetric Anesthesiology at Georgetown University. Since 1995, Dr. Chapman has been a critical care physician on the staff at Doctor’s Community Hospital, Lanham, Maryland. He was most recently President of Chapman Pharmaceutical Consulting. From 1995 to April 2000, Dr. Chapman was Executive Director, Medical Affairs, Quintiles Consulting and a founding Co-Director of Quintiles BRI (QBRI) Medical Affairs, Drug Safety and Medical Writing Departments.

NICHOLAS J. LEB, age 54, has been a Director of the Company since March, 2004 and has been nominated by the Board for election as a Director. Mr. Leb has been the Vice President and Chief Financial Officer of TEAMM Pharmaceuticals, Inc. since August 2000. Prior to that, Mr. Leb was Vice President, Finance for 3TEX from March 1999 through August 2000. He is a proven financial executive with a diverse background that includes “Big 5” public accounting, pharmaceutical and medical equipment manufacturing, equipment leasing and common carrier transportation. Mr. Leb is proficient in financial reporting, budgeting, SEC reporting, treasury functions, taxes and systems management. He has successfully performed his financial duties in senior management positions at such companies as Brightstone Pharma, Global Surgical Corporation and KV Pharmaceutical Co. Mr. Leb received his Bachelor of Science, Business Administration from University of Missouri, Columbia and attended a post-graduate accounting program at the University of Missouri, St. Louis.

JEFFREY A. SCOTT, M.D. ,age 46, has been a Director of the Company since March, 2004 and has been nominated by the Board for election as a Director. Dr. Scott, whose specialty is oncology, has served as the National Medical Director and President of the International Oncology Network, a Network of 3500+ U.S. Private Practice Oncologists headquartered in Baltimore, MD, since 1998, and in that same role for the International Physician Network commencing this year. Dr. Scott was a practicing physician, Partner and CFO of Georgia Cancer Specialists located in Atlanta, GA from 1995-2001, acting as CFO for a large practice with over $100 million in revenue and responsible for development of financial programs of practice after merger and corporate buyout by Phymatrix. In this position, Dr. Scott also took responsibility for the development of an extensive Clinical Research program. From 1998-2000, he also served as Medical Chief of Staff at Atlanta’s Emory Northlake Regional Medical Center. Dr. Scott’s biotech experience includes his role as a Consultant to Nexstar Pharmaceuticals of Boulder, Colorado, assisting and educating the sales force in dealing with physician networks and consulting with investment advisors regarding potential investments in other biotechnology companies.

His educational background includes a B.S. in Microbiology from the University of Michigan, Ann Arbor, MI, and medical education at Wayne State Univ., Detroit, MI and a fellowship in Oncology at University of Texas Health Sciences, San Antonio, TX. Dr. Scott has Board Certifications from the American Board of Internal Medicine, Internal Medicine, September 1987 and the American Board of Internal Medicine, Medical Oncology, November 1989. He has extensive research and publication credits in the oncology field.

ROBERT D. WEISS, age 54, has been a Director of the Company since March, 2004 and has been nominated by the Board for election as a Director. Mr. Weiss has an outstanding and diverse background in the fields of investment banking, merchant banking, asset management, marketing and finance. His experience includes his current position since December, 2000 as a Principal in Athena Capital Partners, Inc., an investment banking group specializing in seed and A-round investors, and for more than the past five years as in the life science sector, and Principal in Black Knight Ventures, Inc., an investment banking group specializing in all sectors and stages. Mr. Weiss was formerly President of Atlantic American Partners, a merchant banking group subsidiary of Atlantic American Holdings, as well as previous positions as Senior Vice President of Communications Equity Associates, Director at Paine Webber, Inc., and Executive Vice President/Chief Operating Officer at Zurich Investment Management, and partner in the Wall Street investment management firm of Weiss, Peck and Greer, all involving leadership roles in merchant banking, private equity funding and asset management operations. Mr. Weiss prior business experience gives him a strong background in marketing and general business management. His experience makes him well qualified for the role of Financial Expert to the Audit Committee.

Mr. Weiss received his B.S. Degree from the United States Military Academy at West Point in 1971, with Concentrations in Math, Engineering, and Science, and obtained an MBA from Boston University in 1975. He served in the United States Army from 1971-1978 as an Aide-de-Camp to a Major General, Hospital Comptroller, and Company Commander.

Committees of the Board. Prior to March 15, 2004 our Board of Directors did not have an Audit Committee or a Nominating and Compensation Committee. The functions normally served by an Audit Committee, which reviews the engagement of the Company’s independent accountants, reviews annual financial statements and considers matters relating to accounting policies and internal control and reviews the scopes of audits, practices and procedures to ensure that the legal and fiduciary responsibilities of the Board are satisfied and the functions served by a Nominating and Compensation Committee, which considers nominees to serve on the Company’s Board and compensation for officers and directors, were provided by the entire Board which over the last year consisted of seven members. After a Board of Directors meeting in March, 2004, the Board created an Audit Committee and a Nominating and Compensation Committee and appointed Jeffrey A. Scott, M.D., Robert D. Weiss, and Raphael Mannino, Ph.D. as the initial members of these Committees. Following the 2004 annual meeting, our Board intends to continue this three member Audit Committee and three member Nominating and Compensation Committee. Both of these committees will consist of all independent members as defined in the Sarbanes Oxley Act. The Charter of the Audit Committee is attached to this Proxy as Exhibit A. Assuming the slate of directors proposed by management above is elected by the shareholders, the continuing members of the Audit Committee will be: Jeffrey A. Scott, M.D., Robert D. Weiss, and Raphael Mannino, Ph.D. with Mr. Weiss being the designated financial expert of the Audit Committee. The initial members of the Nominating and Compensation Committee will be Jeffrey A. Scott, M.D., Robert D. Weiss, and Raphael Mannino, Ph.D.

Director’s Compensation and Indemnification. Directors receive the following compensation for serving as members of the Board of Directors or as members or chairmen of various committees of the Board of Directors: (i) reimbursement of expenses, (ii) five hundred dollars for each Board meeting attended in person, (iii) an annual grant of options to purchase shares of common stock at 100% of market value: 20,000 option shares for Board membership, 5,000 option shares for serving on a committee of the Board and 5,000 option shares for chairing any committee of the Board.

Our bylaws provide for us to indemnify our directors and officers to the extent permitted by law, with respect to actions taken by them on our behalf. Because of the prohibitive cost of acquiring directors’ and officers’ liability insurance and our recent reorganization, we have not purchased such insurance

MATERIAL PROCEEDINGS

No material proceedings to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries have occurred.

Since Accentia, Inc. is the holder of approximately 77% of the outstanding common stock of the Company, its presence at the Annual Meeting in person or by Proxy guarantees that a quorum will be present. The vote of Accentia’s stock on the matters to be voted upon will be sufficient for passage or defeat of those matters.

The Board of Directors recommends that shareholders vote FOR this proposal to elect Dr. Steven Arikian, Dr. Francis E. O’Donnell, Jr., Dr. Christopher C. Kyriakides, Dr. Stephane Allard, Martin Baum, Dr. Raphael Mannino, Peter J. Pappas, Sr., Dr. Christopher Chapman, Nicholas Leb, Dr. Jeffrey A. Scott, and Robert D. Weiss as Directors.

PROPOSAL 4: TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

In June 2003, the Board of Directors appointed Aidman Piser & Company P.A. as independent auditors of the Company for fiscal 2003 and 2004. The Board proposes that the shareholders ratify the appointment at this Annual Meeting. The Company has had no disagreements with Aidman Piser & Company P.A. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. In the event a majority of the votes cast at the Annual Meeting are not voted in favor of the appointment or if the Board (or the Audit Committee to be created) determines that a change would be in the Company’s and its shareholders’ best interests, the Board will reconsider its selection.

Aidman Piser & Company P.C. has advised the Company that its representatives will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Since Accentia, Inc. is the holder of approximately 77% of the outstanding common stock of the Company, its presence at the Annual Meeting in person or by Proxy guarantees that a quorum will be present. The vote of Accentia’s stock on the matters to be voted upon will be sufficient for passage or defeat of those matters.

The Board of Directors recommends that shareholders vote FOR this proposal.

Matters for Discussion at the Meeting:

Management and the Board of Directors intend to discuss aspects of the core business activities of the Company, along with the progress of the Company’s cancer vaccine development and the ongoing clinical trials, at this annual meeting.

Section 1.05 of the Investment Agreement between the Company and Accentia, Inc. will be discussed. Section 1.05 of the Investment Agreement provides as follows:

Commencement of Public Trading. Within twelve months following Closing, Biovest shall file all necessary documents and take all necessary actions required to permit the Free Trading Shares of Biovest common stock to trade publicly (the “Commencement of Public Trading”). The Board of Directors of Biovest shall have broad discretion in selecting how to comply with the requirement of this Section. In the event that Biovest has not completed the process required to permit the Free Trading Shares of Biovest common stock to trade publicly, Biovest shall, following a ninety day written notice and right to cure, make the following tender offers to purchase the shares of Biovest outstanding immediately before Closing: (i) 980,000 shares at $2.00 per share at the first anniversary of the Closing, (ii) 1,960,000 shares at $2.00 per share at the second anniversary of the Closing, (iii) 2,940,000 shares at $2.00 per share at the third anniversary of the Closing and (iv) 3,920,000 shares at $2.00 per share at the fourth anniversary of the Closing. The Biovest Board of Directors shall exercise good faith to make the tender offer(s) based on the number of the Biovest shares held by each immediately before the Closing or his assignee. To the extent that a registration statement is required under state or federal securities laws before the tender offer(s) can be made or shares purchased, Biovest will exercise good faith to file and effect all required filings and obtain all required governmental approvals. Notwithstanding the forgoing, no tender offer shall be required to be made by Biovest during any annual period provided the process required to permit the free trading shares of Biovest common stock to trade publicly has been completed during that annual period.

Other Information

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals are our current directors and executive officers:

Name	Age	Position
Steve Arikian, M.D.(2)	46	CEO, President, Chairman & Director
Francis E. O’Donnell, Jr., M.D.	53	Co Vice-Chairman & Director
Christopher Kyriakides, M.D.	42	Co-Vice-Chairman & Director
James A. McNulty, CPA(1)	54	Chief Financial Officer
Stephane Allard, M.D.	50	Director
Martin Baum	38	Director
Raphael Mannino, Ph.D.	56	Director
Peter J. Pappas, Sr.	64	Director
Christopher Chapman, M.D.	50	Director
Nicholas J. Leb	54	Director
Jeffrey A. Scott, M.D.	46	Director
Robert D. Weiss	54	Director

1.	Mr. McNulty became CFO of the Company in June, 2003, and is expected to continue in that position for the foreseeable future. He also serves as Secretary of the Company.

2.	Dr. Arikian became CEO and President of the Company in September, 2004 and is expected to continue in that position for the foreseeable future.

KEY EMPLOYEES

We have the following employees whom we believe are significant to our business:

Mark Hirschel, Ph.D. has headed-up our science and technology departments since September 2001. From August 1999 until September 2001, he was our Senior Vice President. Dr. Hirschel has served as the Principal Investigator of the National Cell Culture Center and is a recognized leader in cell culture production. Dr. Hirschel has authored numerous scientific publications and has received several grants and served on several NIH committees. Dr. Hirschel holds a BA in biology from Southwest State University (MN), an MS in Animal Physiology, and a Ph.D. in Reproductive Physiology from the University of Minnesota.

James A. Wachholz joined us on Dec. 1, 2003 as our Chief Regulatory Officer. He brings more than 20 years of pharmaceutical industry experience, most recently as Executive Director Regulatory Affairs at Sepracor, Inc where he managed the regulatory strategy, NDA approval and commercialization of the company’s first proprietary product, Xopenex. Prior to that he held general management positions in regulatory affairs, compliance and quality assurance at a number of pharmaceutical companies including GD Searle, where he was Director Technical Operations and Compliance, the biopharmaceutical researcher Hybridon, and Baxter International. Mr. Wachholz holds degrees in biochemistry and business management with concentrations in marketing and finance.

SUMMARY COMPENSATION TABLE*

Name and Principal Position	Fiscal Year	Salary ($)			Bonus ($)
Stephane Allard, MD Chief Executive Officer(4)	2003 2002 2001		$81,667 — —	(4)		$60,000
James A. McNulty, CPA Chief Financial Officer	2003 2002 2001		$32,083 — —	(5)
Dr. Christopher Kyriakides Co-Vice Chairman & Director (10)	2003 2002 2001	$ $ $	220,385 330,000 305,000		$ $	1,000,000 600,000
Othon Mourkakos President, Secretary And COO (2)	2003 2002 2001	$ $ $	220,385 330,000 305,000		$ $	1,000,000 600,000
Thomas F. Belleau Chief Financial Officer	2003 2002 2001	$ $	61,750 94,000 120,000	(3) (3)	$ $	73,000 50,000
Mark Hirschel Chief Scientific Officer	2003 2002 2001		$175,000 175,000
Steven Arikian, M.D. (6)

(1)	Dr. Kyriakides was appointed Chairman of the Board on July 31, 1999 and was appointed Chief Executive Officer of our company on September 20, 1999. He resigned with the change of control on June 16, 2003.

(2)	On September 20, 1999, Mr. Mourkakos was appointed as our President and Chief Operating Officer.

(3)	Mr. Belleau served as Chief Financial Officer on a part-time basis since March 2002. He resigned in the change of control on June 16, 2003.

(4)	Dr. Allard became Chief Executive Officer on June 16, 2003. He resigned from that position on September 7, 2004 and assumed the position of Director of Medical Affairs with Accentia, Inc., our parent corporation.

(5)	James A. McNulty became Chief Financial Officer on June 16, 2003.

(6)	Dr. Arikian, our Chairman and Director, assumed the role of President and CEO of the Company upon Dr. Allard’s resignation on September 7, 2004.

KEY EMPLOYEES.

We have the following employees whom we believe are significant to our business:

Mark Hirschel, Ph.D. has headed-up our science and technology departments since September 2001. From August 1999 until September 2001, he was our Senior Vice President. Dr. Hirschel has served as the Principal Investigator of the National Cell Culture Center and is a recognized leader in cell culture production. Dr.Hirschel has authored numerous scientific publications and has received several grants and served on several NIH committees. Dr. Hirschel holds a BA in biology from Southwest State University (MN), an MS in Animal Physiology, and a Ph.D. in Reproductive Physiology from the University of Minnesota.

James A. Wachholz joined us on Dec.1, 2003 as our Chief Regulatory Officer. He brings more than 20 years of pharmaceutical industry experience, most recently as Executive Director Regulatory Affairs at Sepracor, Inc where he managed the regulatory strategy, NDA approval and commercialization of the company’s first proprietary product, Xopenex. Prior to that he held general management positions in regulatory affairs, compliance and quality assurance at a number of pharmaceutical companies including GD Searle, where he was Director Technical Operations and Compliance, the biopharmaceutical researcher Hybridon, and Baxter International. Mr. Wachholz holds degrees in biochemistry and business management with concentrations in marketing and finance.

Option Grants During Year Ending on September 30, 2004

Name	Options Granted	Individual Grants		Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term (1)
		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Francis E. O’Donnell	20,000	0.80%	$0.50	3/13/2014	N/A	N/A
James A. McNulty	500,000	20.02%	$0.50	11/11/2013	N/A	N/A
Stephane Allard	20,000	0.80%	$0.50	3/13/2014	N/A	N/A
Steven Arikian	400,000	16.01%	$0.50	1/2/2014	N/A	N/A
Steven Arikian	25,000	1.00%	$0.50	3/13/2014	N/A	N/A
Marty Baum	20,000	0.80%	$0.50	3/13/2014	N/A	N/A
Christopher Chapman	20,000	0.80%	$0.50	3/13/2014	N/A	N/A
Samuel Duffey	500,000	20.02%	$0.50	11/11/2013	N/A	N/A
Christopher Kyriakides	20,000	0.80%	$0.50	3/13/2014	N/A	N/A
Nicholas Leb	20,000	0.80%	$0.50	3/13/2014	N/A	N/A
Raphael Mannino	30,000	1.20%	$0.50	3/13/2014	N/A	N/A
Peter Pappas	20,000	0.80%	$0.50	3/13/2014	N/A	N/A
Jeffrey Scott	30,000	1.20%	$0.50	3/13/2014	N/A	N/A
Robert Weiss	35,000	1.40%	$0.50	3/13/2014	N/A	N/A

Potential Realizable Value at Assumed Annual Rates

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION/SAR VALUES

Name Principal Position	Shares Acquired On Exercisable (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options SARs at Fiscal Year- End (#) Excercisable Unexercisable	Value of Unexcercised Unexcercisable In-the-Money Options SARs at Fiscal Year-End ($) Exercisable/ Unexercisable
(a)	(b)	(c)	(d)	(e)
Christopher Kyriakides, director	—	—	2,620,000/ 0
Peter J. Pappas, Sr., director	—	—	2,090,000/ 666,667
Stephane Allard, Director	—	—	1,520,000/ 500,000
James A. McNulty	—	—	250,000/ 250,000
Samuel Duffey	—	—	250,000/ 250,000
Francis E. O’Donnell	—	—	20,000/ 0
Steven Arikian CEO & President	—	—	300,000/ 125,000
Marty Baum	—	—	20,000/ 0
Christopher Chapman	—	—	20,000/ 0
Nicholas Leb	—	—	20,000/ 0
Raphael Mannino	—	—	30,000/ 0
Jeffrey Scott	—	—	30,000/ 0
Robert Weiss	—	—	35,000/ 0

Employment Agreements

All directors and officers have executed confidentiality and non-compete agreements with us. We have entered into employment agreements with Dr. Stephane Allard, our Director and former CEO and President, and with James McNulty, CPA, our Chief Financial Officer and Secretary.

Dr. Allard’s Agreement, effective June 16, 2003, has a three-year term with a three-year renewal and provides for a base salary of $280,000 annually, signing bonus of $60,000,

annual bonus of up to fifty percent (50%) of his base salary at the discretion of the Board of Directors based upon achievement of defined goals, and the grant of options to purchase up to 2,000,000 shares of our common stock. Pursuant to a realignment of executive staff, Dr. Allard resigned as our CEO and President and assumed the position of Director of Medical Affairs of Accentia, Inc. in September 2004.

Mr. McNulty’s Agreement, effective November 1, 2003, has a three-year term and provides for an initial base salary of $110,000 annually, annual bonus of up to fifty percent (50%) of his base salary at the discretion of the Board of Directors based upon achievement of defined goals, and the grant of options to purchase up to 500,000 shares of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own 10% or more of the Common Stock to file reports of ownership and changes in ownership concerning the Common Stock with the SEC and to furnish us with copies of all Section 16(a) forms they file. We are required to identify any person subject to this requirement who failed to file any such report on a timely basis. Based upon our review of the reports it has received, we believe all filings required to be made by executive officers, directors and 10% stockholders under Section 16(a) during fiscal year 2003 have been filed with the Securities and Exchange Commission. However, the Form 3 filings of the following individuals were made later than required pursuant to the requirements of Section 16(a): Dr. Christopher Kyriakides, Othon Mourkakos, Peter J. Pappas, Sr., James McNulty, Dr. Stephane Allard, Samuel Duffey, Esquire, Dr. David DeFouw, Dennis Ryll, Thomas Belleau.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of common stock owned as of March 31, 2004 by (i) each of our directors, (ii) all persons who, to our knowledge, are the beneficial owners of more than 5% of the outstanding shares of common stock, (iii) each of the executive officers, and (iv) all of our directors and executive officers, as a group. Each person named in this table has sole investment power and sole vesting power with respect to the shares of common stock set forth opposite such person’s name, except as otherwise indicated.

Name and Address of Beneficial Owner (1)	Reporting Structure	Aggregate Number of Shares Beneficially Owned (2)		Percentage of Shares Beneficially Owned (3)
Steven Arikian (7)	CEO, President & Director	125,000		0.27%
Christopher Kyriakides 63 Suffolk Lane Tenafly, NJ 07670	Vice Chairman, Director, 5% Stockholder	4,300,883		9.31%
Peter J. Pappas, Sr. 135 W. 18th Street Second Floor New York, NY 10011	Director, 5% Stockholder	6,406,667		13.86%
Stephane Allard	Director (12)	1,020,000		2.21%
Othon Mourkakos	5% Owner	4,030,000		8.70%
Francis E. O’Donnell, Jr. (4)	Chairman, Director, 5% Stockholder of Parent	20,000		0.04%
James A. McNulty (5)	Chief Financial Officer, Director	250,000		0.54%
Samuel Duffey (6)	Director	250,000		0.54%
Robert Weiss	Director	35,000		0.08%
Jeffrey Scott	Director	30,000		0.06%
Raphael Mannino	Director	30,000		0.06%
Nicholas Leb (8)	Director	20,000		0.04%
Christopher Chapman	Director	20,000		0.04%
Martin Baum (9)	Director	20,000		0.04%
Accentia, Inc. (3)		35,912,923		77.70%
Hopkins Capital Group, LLC(13)	Controlling shareholder of Parent		(10)	(10)
MOAB Investments, LP(14)	Controlling shareholder of Parent		(10)	(10)
Dennis Ryll	Director, 5% Stockholder of Parent		(11)	(11)
All officers and directors as a group		12,527,550		27.10%

(1)	Unless otherwise indicated, the address of each person listed is 5310 Cypress Center Drive, Suite 101, Tampa, FL 33609.

(2)	A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the date of this filing upon the exercise of warrants and options and the conversion of convertible securities. Except as otherwise reflected, each beneficial owner’s percentage ownership is determined by assuming that options, warrants, and convertible securities held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days from the date of this filing have been exercised or converted. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(3)	Calculated on the basis of 46,218,619 shares of stock outstanding as of March 31, 2004. This total number of shares outstanding does not reflect the conversion of preferred stock held by Accentia to arrive at 81% ownership of the Company. Holders of greater than 10% of the outstanding stock of Accentia, Inc. are Hopkins Capital Group, LLC., MOAB Investments LP, and Pharmaceutical Products Development, Inc.

(4)	In addition to serving as Chairman of the Board of Directors of the Company, Dr. O’Donnell also serves as Chairman of the Board of Directors of Accentia, Inc., which is the record owner of 35,912,923 shares of the Company. In the forgoing Table, ownership of Dr. O’Donnell includes the following: (i) 20,000 options to purchase shares of the Company’s common stock, all of which are currently exercisable. Dr. O’Donnell is the Manager of Hopkins Capital Group, LLC, which has ownership interests in Accentia, Inc. as follows: (i) 4,701,000 shares of common stock; (ii) 6,665,495 shares of preferred stock; (iii) 10,000 options to purchase shares of preferred stock, (iii) warrants to purchase 1,250,000 shares of preferred stock, (iv) warrant to purchase 500,000 shares of common stock.

(5)	In addition to serving as a Director of the Company, Mr. McNulty also serves as a Director of Accentia, Inc. which is the record owner of 35,912,923 shares of the Company. In the forgoing Table, ownership of Mr. McNulty includes the following: (i) 500,000 options to purchase shares of the Company’s common stock, of which 250,000 are currently exercisable. In addition, Mr. McNulty has ownership interests in Accentia, Inc. as follows: (i) 250,000 options to purchase common stock of Accentia, Inc.

(6)	Mr. Duffey serves as Director of Accentia, Inc., which is the record owner of 35,912,923 shares of the Company. Mr. Duffey has ownership interests in the Company as follows: (i) 500,000 options to purchase common stock, of which 250,000 are currently exercisable. In addition, Mr. Duffey has ownership interests in Accentia, Inc. as follows: (i) 250,000 options to purchase common stock.

(7)	In addition to serving as a CEO, President and Director of the Company, Dr. Arikian also serves as a Director of Accentia, Inc, which is the record owner of 35,912,923 shares of the Company. In the forgoing table, Dr. Arikian includes the following: (i) options to purchase 425,000 shares of the Company’s common stock, of which 125,000 are currently exercisable. In addition, Dr. Arikian has ownership interests in Accentia, Inc. as follows: (i) 3,916,017 shares of preferred stock, (ii) options to purchase 200,000 shares of common stock granted on September 7, 2004, subsequent to the date reflected in the Table.

(8)	In addition to serving as a Director of the Company, Mr. Leb also serves as VP of Finance of Accentia, Inc., which is the record owner of 35,912,923 shares of the Company. In the forgoing table, Mr. Leb includes the following: (i) options to purchase 20,000 shares of the Company’s common stock. In addition, Mr. Leb has ownership interests in Accentia, Inc. as follows: (i) 1,017,000 shares of common stock, (ii) options to purchase 415,802 shares of common stock, (iii) options to purchase 88,738 shares of preferred stock.

(9)	In addition to serving as a Director of the Company, Mr. Baum also serves as a Director of Accentia, Inc., which is the record owner of 35,912,923 shares of the Company. In the forgoing table, Mr. Baum includes the following: (i) options to purchase 20,000 shares of the Company’s common stock. In addition, Mr. Baum has ownership interests in Accentia, Inc as follows: (i) 2,174,770 shares of preferred stock; (ii) 103,735 options to purchase preferred stock, (iii) options to purchase 659,802 shares of common stock.

(10)	Hopkins Capital Group, LLC and MOAB Investments, LP individually own more than 10% of the outstanding stock of Accentia, Inc., which is the record owner of 35,912,923 shares of the Company. Hopkins Capital Group, LLC and MOAB Investments, LP are therefore reflected as indirect owners of the Company.

(11)	In addition to serving as a Director of the Company, Dr. Ryll also serves as a Director of Accentia, Inc., which is the record owner of 35,912,923 shares of the Company. Dr. Ryll is the Vice President of MOAB Management Co., Inc., which is a general partner of MOAB Investments, LP, which, in turn, has ownership interests in Accentia, Inc. as follows: (i) 4,700,000 shares of common stock, (ii) 6,615,495 shares of preferred stock (iii) warrants to purchase 1,250,000 shares of preferred stock.

(12)	Dr. Allard resigned as our CEO and President on September 7, 2004. As of that date, pursuant to his Employment Agreement a total of 1,125,000 options had become vested.

(13)	Francis E. O’Donnell, Jr. M.D. is the only individual who is beneficial owner of in excess of 10% of Hopkins Capital Group, LLC.

(14)	MOAB Investments, LP, consists of Michael Newmark, General Partner, and Dennis Ryll, Diane Ryll, Timothy Ryll, Patrick Ryll, Diane Ryll for Elizabeth Ryll (a minor), Limited Partners

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2002, as part of our search for investment financing, we cancelled all written employment agreements and implemented a voluntary partial salary deferment. Following the Investment Agreement with Accentia in June 2003, salaries were reinstated and deferred salary paid.

In January 2003, we negotiated a financing arrangement with one of our directors who was also a significant shareholder, Mr. Peter J. Pappas, Sr. Under this arrangement, we agreed to issue fully paid shares of our common stock to Mr. Pappas at the rate of 0.6667 shares for every dollar received by us in the form of loans arranged by Mr. Pappas prior to April 1, 2003 to support our short-term financial requirements. Mr. Pappas facilitated $710,000 in loans under this arrangement and we issued 473,333 shares of our common stock to Mr. Pappas. $460,000 of the loans arranged by Mr. Pappas were direct loans from Mr. Pappas to us for which he also received warrants to purchase 360,000 shares of our common stock at a purchase price of $0.50 per share and the right to convert such loans to additional shares of our common stock at $0.50 per share, representing a potential to acquire an additional 920,000 shares of our common stock which was subject to increase by accrued interest. The remaining $250,000 in loans facilitated by Mr. Pappas under this arrangement were made by Mr. Angelo Tsakopoulos, who was not one of our officers or directors. Mr. Tsakopoulos received the same loan terms as Mr. Pappas.

In June 2003, convertible loan arrangements entered into since 2001 including the loan arrangements with Mr. Pappas and Mr. Tsakopoulos, discussed above, were modified as discussed below: (i) the maturity dates were extended to June 16, 2006, (ii) first security interests were granted in specified assets, (iii) interest was set at 7% per annum to accrue to maturity, (iv) at the discretion of the Holder, the notes were granted conversion rights into shares of our Parent Corporation in accordance with a formula or, in the alternative, into shares of our common stock at a conversion price of $.50 per share.

Additionally, certain options and warrants, including those granted as part of loan arrangements, were modified as follows: (a) 200,000 warrants previously issued to Peter J. Pappas Sr. were re-priced from $0.50 to $0.25 and (b) 100,000 warrants previously issued to Angelo Tsakopoulos were re-priced from $0.50 to $0.25, (c) 2.6 million options previously issued to Mr. Othon Mourkakos, a former officer/director who resigned on June 16, 2003, were converted to an equal number of warrants, with exercise price of 1.3 million warrants reduced to $0.25 and the balance reduced to $0.50, (d) 2.6 million options previously issued to Dr. Christopher Kyriakides, who resigned as our CEO and Chairman on June 16, 2003, and who continues as our Co-Vice Chairman and a Director were converted to an equal number of warrants, with the exercise price of 1.3 million warrants reduced to $0.25 and the balance reduced to $0.50, (e) 200,000 warrants previously issued to Andrews Alexander Wise & Co., an investment banking firm which assisted in obtaining bridge financing were re-priced from $1.50 & $1.25 to $0.50 and $0.25, respectively, (f) 375,000 options previously issued to Dr. David DeFouw, a former director who resigned on June 16, 2003, were terminated and replaced with warrants to purchase an equal number of shares at an exercise price of $0.50, and (g) 100,000 options previously issued to Mr. Thomas Belleau, a former officer who resigned on June 16, 2003 were terminated and replaced with an equal number of warrants with an exercise price of $0.50. All of the aforementioned warrants are exercisable as of September 30, 2003 and have a term of 5 years.

In April 2003, we executed a Termination Compensation Agreement with George Constantin, our former CEO who resigned on April 24, 2003, pursuant to which Mr. Constantin is entitled to receive 36,000 shares of our common stock along with salary payments of $39,000.

Additionally, on June 16, 2003, we granted certain options for the purchase of shares of our common shares as follows: (a) 100,000 options were granted to David Moser, our Director of Legal Affairs at an exercise price of $0.50 per share, exercisable in accordance with our 2000 Stock Option Plan, and (b) 500,000 options granted to Peter J. Pappas Sr., a director at an exercise price of $0.50 per share, and an additional 500,000 shares were granted at an exercise price of $0.25 per share. All options are exercisable in accordance with the Company’s 2000 Stock Option Plan.

In connection with Employment Agreements executed with certain of our employees, we granted options for the purchase of shares of our common shares as follows:

a) Dr. Stephane Allard, our former CEO and President and a current Director was granted 2,000,000 options at an exercise price of $.50 per share, with 1,000,000 options exercisable as of June 16, 2003, with the balance exercisable over the next two years;

(b) Julian Casciano, our Chief Marketing Officer, was granted 400,000 options at an exercise price of $.50 per share, exercisable in 4 equal installments at six month intervals after June 16, 2003;

(c) Subsequent to September 30, 2003, James McNulty, CPA, our CFO, was granted 500,000 options at an exercise price of $.50 per share, with 250,000 exercisable immediately and the balance exercisable over the next three years;

(d) Subsequent to September 30, 2003, Samuel Duffey, Esq., our General Counsel, was granted 500,000 options at an exercise price of $.50 per share, with 250,000 exercisable immediately and the balance exercisable over the next three years;

(e) Subsequent to September 30, 2003, James Wachholz, our Chief Regulatory Officer, was granted 150,000 options at an exercise price of $.50 per share, and exercisable over a three-year period;

In June 2003, we issued the following secured convertible promissory notes to related parties:

(a)	We issued a secured promissory note to Othon Mourkakos, who resigned as our President and COO on June 16, 2003, in the principal amount of $655,000 dated June 16, 2003, and subsequent thereto have made two cash payments of $100,000 each. The issuance of the note and the cash payments were in payment of accrued executive compensation. The notes have the following terms: (i) all principal and interest to be paid in one installment on June 16, 2007, (ii) interest at 7% per annum, (iii) convertible into shares of our Parent Corporation in accordance with the Investment Agreement or, in the alternative, the convertible note may be converted into shares of our common stock at a conversion price of $.50 per share.

(b)	We issued a secured promissory note to Dr. Christopher Kyriakides, who resigned as our Chairman and CEO on June 16, 2003 and remains our co-Vice Chairman and Director, in the principal amount of $655,000 dated June 16, 2003, and subsequent thereto have made two cash payments of $100,000 each. The issuance of the note and the cash payments were in payment of accrued executive compensation. The notes have the following terms: (i) all principal and interest to be paid in one installment on June 16, 2007, (ii) interest at 7% per annum, (iii) convertible into shares of our Parent Corporation in accordance with the Investment Agreement or, in the alternative, the convertible note may be converted into shares of our common stock at a conversion price of $.50 per share.

(c)	We issued a secured promissory note to Morrison, Cohen, Singer & Weinstein, LLP, our outside counsel, in the principal amount of $886,000 dated June 16, 2003 in consideration of legal services rendered to us, with the following terms: (i) all principal and interest shall be paid in the following manner:

•	$185,000 on June 16, 2003 without any interest having accrued;

•	$150,000 on September 10, 2003;

•	$ 50,000 on June 10, 2004;

•	$ 50,000 on June 10, 2005; and

•	$451,000 on June 10, 2006

(ii) the convertible note shall earn interest at 7% per annum, (iii) convertible into shares of our Parent Corporation in accordance with the Investment Agreement or, in the alternative, the convertible note may be converted into shares of Biovest common stock at a conversion price of $.25 per share.

On April 10, 2003 we entered into an Investment Agreement with Accentia (this agreement is reported in Item 1 of Form 8-K filed on April 29, 2003). The Investment Agreement closed on June 16, 2003 subject to an escrow agreement (details of this closing are reported on Form 8-K filed on June 23, 2003). At closing, Accentia appointed five of the seven members of our board of directors. Additionally, on September 19, 2003, we entered into an Amended and Restated Amendment to Escrow Agreement which extended Accentia’s payment obligation under the escrow agreement. All required payments were timely made as extended and the Amended and Restated Amendment to Escrow Agreement was satisfied and terminated. As a result, Accentia owns approximately eighty-one per cent of our capital stock. Accentia’s required payment of $2.5 million dollars was made on or before June 16, 2004. We are owed twelve million five hundred thousand dollars by Accentia pursuant to a non interest bearing, unsecured promissory note payable as follows: 2.5 million dollars on June 16, 2005; five million dollars on June 16, 2006 and five million dollars on June 16, 2007.

We use administrative, human resource, and accounting facilities and personnel maintained by our Parent Corporation principally at 5310 Cypress Center Drive #101, Tampa, FL 33609. For the year ended September 30, 2003, these costs were nominal.

We use other services provided by our Parent Corporation and its subsidiaries. We anticipate continuing to use these services at increasing levels as required. Over the last fiscal year, these services have included nominal consulting services by The Analytica Group, Inc. with regard to product position, pricing and other matters regarding our cell culture production services and instruments and our vaccine. Further, we received nominal consulting services from TEAMM Pharmaceuticals, Inc. regarding our vaccine. During the year ending September 30, 2003, we did not make any payments to our Parent Corporation or its subsidiaries for any services, exclusive of administrative, human resource and accounting services provided by our Parent Corporation, which costs were nominal as discussed above.

We have agreed in principal to use certain consultative and support services to be provided by Pharmaceutical Product Development, Inc. (NASDAQ: PPDI). PPDI is a nationally recognized contract research organization with experience in supporting and facilitating clinical trials and governmental approvals for new drugs and therapies. We anticipate paying PPDI their normal fee for any services provided to us. PPDI is a shareholder of Accentia, Inc., our Parent Corporation.

In March 2004, the following common stock Options were issued to our directors. These options are only those issued in accordance with the Company’s plan of compensation of directors, and do not include other options which may have been granted in connection with other agreements:

Options to Directors (all at $0.50/share)

NAME	# of Options
Steven Arikian, M.D.(Chairman)	25,000
Francis O’Donnell, M.D.	20,000
Christopher Kyriakides, M.D.	20,000
Stephane Allard, M.D.	20,000
Martin Baum	20,000
Raphael Mannino, Ph.D. (Audit, Nominating Comm.)	30,000
Peter Pappas	20,000
Chris Chapman, M.D.	20,000
Nicholas Leb	20,000
Jeffrey Scott, M.D. (Audit, Nominating Comm.)	30,000
Robert Weiss (Audit Chairman, Nominating Comm.)	35,000

On March 15, 2004, we organized Biovax, Inc., as a wholly-owned subsidiary under the laws of Florida, potentially to use this subsidiary to continue the development of our autologious (patient specific) therapeutic vaccine for follicular non-Hodgkins lymphoma (“Biovaxid®”). This corporation is in the organizational stage.

In August 2004, we entered into a Second Amendment to the Investment Agreement with our parent, Accentia, Inc. (the “Amendment”). This Amendment provides that Accentia will use reasonable efforts (without altering the terms of Promissory Note executed as part of the Investment Agreement) to advance funds under a Line of Credit Promissory Note and General Security Agreement. Amounts advanced under the Line of Credit Promissory Note will be credited against installments as they become due and payable under the outstanding Promissory Note. Accentia has made no firm commitment to make any advances, nor has it made any representation as to its financial ability to make any such advances. Advances made prior to the scheduled payment date under the original Promissory Note arising out of the Investment Agreement between the Company and Accentia, Inc. will be treated as secured, interest-free loans from Accentia, Inc. to the Company which will be incrementally retired as each installment payment under the our Promissory Note receivable from Accentia, Inc. becomes due and payable.

In August 2004 we entered into a Biologic Products Commercialization Agreement with Accentia whereby we will utilize Accentia as our exclusive commercialization partner for all biologics products, including without limitation our Therapeutic Cancer Vaccine for Non-Hodgkins Lymphoma. For so long as Accentia owns fifty one per cent or more of our outstanding capital stock we will only be required to reimburse Accentia for direct and indirect expenses. Should Accentia own less than fifty one per cent of our outstanding capital stock, the agreement requires that we pay scheduled compensation for these services.

REPORT OF THE BOARD OF DIRECTORS ACTING AS THE AUDIT COMMITTEE (1)

The Board of Directors, which at this time acts as the Audit Committee (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. The Board of Directors has adopted the attached Audit Committee Charter (Exhibit A to this Proxy) and intends to appoint a committee consisting of three “independent” directors following the Shareholders meeting. During the fiscal year ended September 30, the Audit Committee has undertaken the following actions:

•	reviewed and discussed the Company’s audited financial statements with management;

•	discussed with Aidman Piser & Company P.C., the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

•	received from Aidman Piser & Company, P.C. the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors’ independence with them.

In addition, based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2003, for filing with the Securities and Exchange Commission.

January 30, 2004

BOARD OF DIRECTORS (AS AUDIT COMMITTEE)

(1)	This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, and shall not otherwise be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into such filing.

INDEPENDENT ACCOUNTANTS FEES

Audit Fees

Fees for professional services rendered by Aidman Piser & Co (Aidman Piser). for the audit of our annual financial statements for the year ended September 30, 2003, for reviews of the financial statements included in our quarterly reports for that fiscal year and for review of SEC filings were $57,500 (all of which had been billed through December 31, 2003). In addition, fees for review services rendered by Lazar Levine & Felix, LLP (Lazar Levine) during the fiscal year ended on September 30, 2003 were $20,175. During the year ended on September 30, 2002, fees for audit, review, and SEC filing services billed by Lazar Levine, LLP totaled $71,798, and fees for review services performed by Grant Thornton, who was engaged until March, 2002, totaled $18,400.

Audit Related Fees

There were audit related fees billed by Aidman Piser, for the year ended September 30, 2003 in the amount of $13,500 .

Tax Fees

The aggregate fees billed by Aidman Piser for professional services related to tax compliance and tax return preparation during the year ended September 30, 2003 were $3,500. Aggregate fees billed by Lazar Levine for tax services totaled $16,565. Fees for similar services performed by Grant Thornton during the year ended on September 30, 2002 were $5,048.

All Other Fees

There were no fees billed by Aidman Piser for services other than those reported above during the years ended September 30, 2003. In addition to financial statement audit and review, tax, and SEC filing services, Lazar Levine billed a total of $21,763 during the year ended on September 30, 2003. These fees were primarily for work done in connection with registration statement filings and NIH audit. For the year ended on September 30, 2002, Grant Thornton billed $23,270 primarily for work done in connection with registration statement filing.

Approval of Audit Fees

The charter of the Company’s Audit Committee provides that the Audit Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor. All of the fees described above were approved by the Board of Directors acting as the Audit Committee.

FINANCIAL STATEMENTS

BIOVEST INTERNATIONAL, INC.

The Company’s audited financial statements and other financial information are incorporated herein by reference to the Company’s form 10-KSB for the fiscal year ended September 30, 2003, which has been provided to you along with this Proxy Statement.

SHAREHOLDER PROPOSALS TO BE PRESENTED

AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

Shareholder Proposals. Proposals of shareholders intended to be presented at the Company’s 2005 Annual Shareholder Meeting (i) must be received by the Company at its offices no later than June 15, 2005, approximately 90 days preceding the one year anniversary of the Mailing Date of the 2004 Annual Meeting, (ii) may not exceed 500 words, and (iii) must otherwise satisfy the conditions established by the Commission for shareholder proposals to be included in the Company’s Proxy Statement for that meeting.

Discretionary Proposals. Shareholders intending to commence their own proxy solicitations and present proposals from the floor of the 2005 Annual Shareholder Meeting in compliance with Rule 14a-4 promulgated under the Securities Exchange Act of 1934, as amended, must notify the Company July 30, 2005, 45 days preceding the one year anniversary of the Mailing Date of the 2004 Annual Meeting, of such intentions. After such date, the Company’s proxy in connection with the 2005 Annual Shareholder’s Meeting may confer discretionary authority on the Board to vote.

GENERAL

The Board does not know of any other matters which are likely to be brought before the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the shareholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expense in sending proxies and proxy material to principals. In addition, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, the Company’s transfer agent, has been engaged to mail proxies on behalf of the Company. Proxies may be solicited by mail, personal interview, telephone and telegraph.

By Order of the Board of Directors,

James McNulty, CPA,
Secretary

Exhibit A

CHARTER AND POWERS OF THE AUDIT COMMITTEE (BioVest International, Inc.)

RESOLVED, that the membership of the Audit Committee shall consist of at least three members of the board of directors. All Committee members must be independent of management and the Company and shall be financially literate in accordance with the applicable SEC regulations and policies. At least one member of the Committee shall, in the judgment of the Board, be a “Financial Expert” as the term as defined by the SEC.

RESOLVED, that the charter and powers of the Audit Committee of the Board of Directors (the “Audit Committee”) shall be:

(1) Assisting the Board of Directors in the oversight of the maintenance by management of the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

(2) Assisting the Board of Directors in the oversight of the establishment and maintenance by management of processes to assure that an adequate system of internal control is functioning within the Company.

(3) Assisting the Board of Directors in the oversight of the establishment and maintenance by management of process to assure compliance by the Company with all applicable laws, regulations and Company policy.

RESOLVED, that the Audit Committee shall have the following specific powers and duties:

(1) Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants;

(2) Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

(3) Ensuring its receipt from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Company consistent with Independence Standards Board Standard;

(4) Actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for taking or recommending that the Board of Directors take appropriate action to oversee the independence of the outside auditor;

(5) Selecting, evaluating and, where appropriate, replacing the independent auditors (or nominating independent auditors to be proposed for stockholder approval in any proxy statement), which independent auditors shall ultimately be accountable to the Board of Directors and the Audit Committee, as representatives of the stockholders;

(6) Conferring with the independent accountants concerning the scope of their examinations of the books and records of the Company and its subsidiaries: reviewing and approving the independent accountants’ annual engagement letter: reviewing and approving the Company’s internal annual audit plans and procedures: and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

(7) Reviewing with management, the independent accountants significant risks and exposures, audit activities and significant audit findings;

(8) Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

(9) Reviewing the Company’s audited annual financial statements and the independent accountants opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof;

(10) Reviewing the adequacy of the Company’s systems of internal control;

(11) Obtaining from the independent accountants their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

(12) Providing an independent, direct communication between the Board of Directors, and independent accountants;

(13) Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

(14) Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

(15) Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

(16) Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

(17) Conducting or authorizing investigations into any matters within the Audit Committee’s scope of responsibilities; and

(18) Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

Exhibit B

AMENDMENT TO CERTIFICATE OF INCORPORATION

OF

BIOVEST INTERNATIONAL, INC.

Under Section 102 of the Delaware General Corporation Law

ARTICLE 1 — NAME

The name of the corporation is: BIOVEST INTERNATIONAL, INC.

ARTICLE 2 — REGISTERED AGENT

The name of the registered agent of the corporation in the State of Delaware is: The Corporation Trust Company. The address of the corporation’s registered agent in the State of Delaware is: c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

ARTICLE 3 — PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE 4 — AUTHORIZED CAPITAL

The corporation shall be authorized to issue the following shares:

A. Aggregate Shares. The maximum number of shares of stock which the corporation shall have the authority to issue is THREE HUNDRED FIFTY MILLION (350,000,000), of which THREE HUNDRED MILLION (300,000,000) shares, $.01 par value per share, shall be common stock (“Common Stock”), and FIFTY MILLION (50,000,000) shares, $.01 par value per share, shall be preferred stock (“Preferred Stock”).

B. Rights and Preferences. Pursuant to Section 151 of the General Corporation Law of the State of Delaware, a statement of the designations, powers, preferences and rights, and the qualifications and restrictions thereof, in respect of each class of capital stock is as follows:

1. Common Stock.

(i) Preemptive rights. Shares of Common Stock shall not have any preemptive rights, unless otherwise granted pursuant to a written agreement of the corporation;

(ii) Dividends and Distributions. No payment of dividends or distributions shall be made to the holders of shares of Common Stock unless and until the holders of shares of Preferred Stock receive any preferential amounts to which they are entitled under this Article or in the resolution or resolutions providing for the issue of shares of preferred stock. Subject to the limitation set forth in the preceding sentence of this subparagraph and except as otherwise provided by this Certificate of Incorporation or in the resolution or resolutions providing for the issue of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and distributions as may be declared upon such shares of Common Stock, from time to time by a resolution or resolutions adopted by the Board of Directors;

(iii) Voting Rights. All holders of Common Stock shall be entitled to notice of any stockholders’ meeting. Subject to the provisions of any applicable law and except as otherwise provided in this Certificate of Incorporation or by the resolution or resolutions providing for the issue of shares of Preferred Stock, all voting rights shall be vested solely in the Common Stock. The holders of shares of Common Stock shall be entitled to vote upon the election of directors and upon any other matter submitted to the stockholders for a vote. Each share of Common Stock issued and outstanding shall be entitled to one noncumulative vote. A fraction of a share of Common Stock shall not be entitled to any voting rights whatsoever; and

(iv) Liquidation, Dissolution or Winding Up. Except as otherwise provided in this Certificate of Incorporation and subject to the rights of holders, if any, of Preferred Stock to receive preferential liquidation distributions to which they are entitled under this Article or under the resolution or resolutions providing for the issue of shares of preferred stock, in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the corporation, all assets of the corporation shall be shared pro rata among the holders of the Common Stock.

2. Preferred Stock. The Board of Directors of the Corporation is hereby expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative participating, optional or other rights, and qualifications or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by a majority of the Board of Directors then in office and the certificate of designations filed under the General Corporation Law of the State of Delaware setting forth such resolution or resolutions.

3. Consideration. Except as otherwise provided in this Certificate of Incorporation or by applicable law, the Corporation’s capital stock, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine by a resolution or resolutions adopted by a majority of the Board of Directors then in office.

ARTICLE 5 — INCORPORATOR

The name and mailing address of the filer of this Amendment to the Certificate of Incorporation is: Samuel S. Duffey, Esq., Duffey & Dolan P.A., 416 Burns Court, Sarasota Florida 34236.

ARTICLE 6 – DIRECTORS

The number of directors of the corporation shall be such as from time to time shall be fixed by resolution of the board of directors or as otherwise provided in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws so provide. The corporation’s board of directors is authorized to adopt, amend or repeal the corporation’s by-laws. Directors shall be elected to one-year terms. At each annual meeting of stockholders, all directors shall be chosen for a one-year term to succeed those whose terms expire. Any vacancy in the board resulting from the death, resignation or retirement of a director, or any other cause shall be filled by a majority vote of the remaining directors, though less than a quorum, for a term corresponding to the unexpired term of his predecessor in office. Any or all of the directors of the corporation may be removed from office at any time, but only for cause. Each director shall hold office until the expiration of the term for which he is elected and until his successor is elected and qualified, or until his earlier resignation or removal.

ARTICLE 7 — INDEMNIFICATION

To the fullest extent permitted by Sections 102(b)(7) and 145 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented, or by any successor thereto, indemnify, the corporation shall indemnify, reimburse and advance to any and all persons whom it shall have the power to indemnify under such Sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Notwithstanding the foregoing, the indemnification provided for in this Article shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any by-laws of the corporation, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE 8 — LIABILITY OF DIRECTORS

No director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. If the Delaware General Corporation law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, I have executed this Amendment to Certificate of Incorporation on this          day of                    , 2004.

/s/
Samuel S. Duffey, Incorporator

Exhibit C

BY-LAWS

OF

BIOVEST INTERNATIONAL, INC.

ARTICLE 1 — OFFICES

The registered office of the corporation shall be in the City of Dover, County of Kent, State of Delaware. The corporation may also have offices at such other places within or without the State of Delaware as the board may from time to time determine or the business of the corporation may require.

ARTICLE 2 — STOCKHOLDERS

1. Place of Meetings. Meetings of stockholders shall be held at the registered office of the corporation or at such place inside or outside the State of Delaware as the Board of Directors (the “Board”) shall authorize.

2. Annual Meeting. The annual meeting of the stockholders shall be held on such date, at such time and at such place as may be designated by the Board for the purpose of electing directors and for the transaction of such other business as may properly be brought at the meeting.

3. Special Meetings. Special meetings of the stockholders may be called by the corporation’s President, Chairman of the Board, Chief Executive Officer, or by the majority of the Board or at the request in writing by stockholders owning a majority in amount of the aggregate voting shares of capital stock issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4. Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other lawful action, the Board may fix, in advance, a record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed it shall be determined in accordance with the provisions of applicable law.

5. Notice of Meetings of Stockholders. Written notice of each meeting of stockholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail, facsimile or telephone to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of the meeting. If mailed, the notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

6. Waivers. Notice of meeting need not be given to any stockholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the commencement of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

7. Quorum of Stockholders. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.

8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent in writing without a meeting may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

9. Qualification of Voters. Each stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in such stockholder’s name on the record of stockholders.

10. Vote of Stockholders. Except as otherwise required by statute:

(a) directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election;

(b) all other corporate action shall be authorized by a majority of the votes cast.

11. Procedure. At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing nor in advance of the meeting, to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, the chairman of the meeting may:

(a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman;

(b) restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

(c) establish seating arrangements;

(d) adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present; and

(e) make rules governing speeches and debate including time limits and access to microphones.

The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

12. Inspectors. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the corporation, to act at the meeting and make a written report thereof. One or more persons may be designated by the Board as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

13. Written Consent of Stockholders. Any action required or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 3 — DIRECTORS

1. Board of Directors. The business of the corporation shall be managed under the direction of its Board of directors, each of whom shall be at least 18 years of age and need not be stockholders.

2. Number of Directors. The Board shall consist of at least five but no more than thirteen directors as shall be fixed from time to time by either a vote of a majority of the entire Board or a vote of the majority of all shares entitled to be cast (which shall trump the vote of a majority of the entire Board).

3. Election and Term of Directors. Directors shall be elected to one-year terms. At each annual meeting of stockholders the entire Board of Directors shall be chosen for a term of one year. Any vacancy in the Board resulting from the death, resignation or retirement of a director, or any other cause shall be filled by a majority vote of the remaining directors, though less than a quorum, for a term corresponding to the unexpired term of his predecessor in office. Any or all of the directors of the corporation may be removed from office at any time, but only for cause. Each director shall hold office until the expiration of the term for which he is elected and until his successor is elected and qualified, or until his earlier resignation or removal.

4. Vacancies and Newly Created Directorships. Vacancies in the Board and newly created directorships resulting from an increase in the authorized number of directors may be filled by a sole remaining director or a majority of the directors then in office, even if less than a quorum. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

5. Removal of Directors. Any or all of the directors may be removed, only for cause, by the holders of a majority of the shares then entitled to vote at a duly called shareholder meeting, whose agenda includes the election of directors.

6. Resignation. A director may resign at any time by giving written notice to the Board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7. Quorum of Directors. A majority of the total number of directors shall constitute a quorum for the transaction of business.

8. Action of the Board. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Each director present shall have one vote.

9. Place and Time of Board Meetings. The Board may hold its meetings at the office of the corporation or at such other place, either within or without the State of Delaware, and at such time, as the Board may from time to time determine.

10. Regular Meetings of the Board. A regular annual meeting of the Board shall be held immediately following the annual meeting of stockholders, and regular meetings of the Board shall be held at such other times as the Board may from time to time determine.

11. Special Meetings of the Board. Special meetings of the Board shall be held upon notice to the directors and may be called by the president upon two days notice to each director either personally, by mail, facsimile or telephone; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

12. Adjournments. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

13. Chairman. The chairman of the Board, or in his or her absence (or if there is no chairman elected) the president, shall preside at all meetings of the Board.

14. Committees. The Board may, by resolution passed by a majority of the whole Board, designate from among its members an executive committee and other committees, each consisting of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of the corporation to act at the meeting in place of any such absent or disqualified member. Each such committee, to the extent set forth in the resolution and permitted by law, shall have and may exercise all of the powers and authority of the Board. Each such committee shall serve at the request of the Board and without separate by-laws to govern such committee.

15. Compensation. No compensation shall be paid to directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

16. Action Without A Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

17. Telephonic Meetings. Members of the Board or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE 4 — OFFICERS

1. Offices, Election, Term.

(a) The Board shall elect a president, a secretary and a treasurer, and may elect a chairman, one or more vice-presidents, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

(b) All officers shall be elected to hold office until the next regular annual meeting of the Board. Each officer shall hold office for the term for which he is elected and until his successor has been elected and qualified, or until his earlier resignation or removal.

(c) Any number of offices may be held by the same person.

2. Removal and Resignation.

(a) Any officer elected by the Board may be removed by the Board with or without cause.

(b) In the event of the death, resignation or removal of an officer, the Board in its discretion may elect a successor to fill the unexpired term.

3. Chairman. The chairman shall preside at all meetings of the Board and shall have and perform such other duties as from time to time may be assigned to him by the Board.

4. President and Chief Executive Officer. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and of the Board; he shall have the management of the business of the corporation and shall see that all orders and resolutions of the Board are carried into effect; and he shall have such other duties as from time to time may be assigned to him by the Board.

5. Vice-Presidents.

(a) The Board may elect an executive vice president with such powers as may be granted by the Board upon recommendation of the president, which powers and functions may include those of chief operating officer.

(b) The vice president or vice presidents shall perform such duties as the Board may from time to time prescribe. In the absence or disability of the president, the executive vice president, if any, shall have all of the powers and functions of the president and if there be no executive vice president, the vice president, or if there be more than one, that one who shall be authorized by the Board, shall have all of the powers and functions of the president.

6. Secretary. The secretary shall:

(a) attend all meetings of the Board and of the stockholders;

(b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

(c) give or cause to be given notice of all meetings of stockholders and of special meetings of the Board;

(d) keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board;

(e) when required, prepare or cause to be prepared and available at each meeting of stockholders a certified list in alphabetical order of the names of stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

(f) keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner;

(g) perform such other duties as may be prescribed by the Board.

7. Assistant-Secretaries. During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the Board, shall have all of the powers and functions of the secretary.

8. Treasurer. The treasurer shall:

(a) have the custody of the corporate funds and securities;

(b) keep full and accurate accounts of receipts and disbursements in the corporate books;

(c) deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board;

(d) disburse the funds of the corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements;

(e) render to the president and Board at the regular meetings of the Board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation;

(f) render a full financial report at the annual meeting of the stockholders if so requested;

(g) be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation;

(h) perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the Board or the president.

9. Assistant-Treasurer. During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the treasurer or by the Board, shall have all the powers and functions of the treasurer.

10. Sureties and Bonds. If the Board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

ARTICLE 5 — CERTIFICATES FOR SHARES

1. Certificates. The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the chairman, the president or a vice-president and by the treasurer or the secretary and shall bear the corporate seal. Any or all of the signatures on certificates may be a facsimile.

2. Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The corporation may, as a further condition precedent to the issuance of any such new certificate, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed; or it may accept such other assurance as it may deem appropriate.

3. Transfers of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at such place as the Board may designate. No transfer shall be made within five days next preceding the annual meeting of stockholders.

4. Record Ownership. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

5. Closing Transfer Books. The Board shall have the power to close the share transfer books of the corporation for a period of not more than five days during the thirty day period immediately preceding (1) any stockholders’ meeting, or (2) any date upon which stockholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those stockholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

ARTICLE 6 — DIVIDENDS

Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the Board may determine. Before payment of any dividend, there may be set aside out of any of the funds of the corporation available for dividends such sum or sums as the Board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board shall think conducive to the interests of the corporation, and the Board may modify or abolish any such reserve.

ARTICLE 7 — INDEMNIFICATION

1. Right of Indemnification. Every person now or hereafter serving as a director or officer of the corporation and every such director or officer serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation in accordance with and to the fullest extent permitted by law for the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

2. Expenses. Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

3. Other Rights of Indemnification. The right of indemnification herein provided shall not be deemed exclusive of any other rights to which any such director or officer may now or hereafter be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE 8 — CORPORATE SEAL

The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE 9 — EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.

ARTICLE 10 — FISCAL YEAR

The fiscal year of the corporation shall end on the last day of September in each year.

ARTICLE 11 — REFERENCES TO CERTIFICATE OF INCORPORATION

Reference to the certificate of incorporation in these by-laws refer to the Certificate of Incorporation of the corporation and shall include all amendments thereto or changes thereof, unless specifically excepted.

ARTICLE 12 — BYLAW CHANGES

The by-laws may be adopted, amended, or repealed by the Board or by the stockholders entitled to vote or by the Board (provided that changes in the Bylaws approved by the stockholders shall trump the Bylaw changes approved by the Board).

FORM OF PROXY

BIOVEST INTERNATIONAL, INC.

8500 EVERGREEN BLVD NW, MINNEAPOLIS MINNESOTA 55433

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James A. McNulty and Dr. Francis E. O’Donnell, Jr. as proxies (“Proxies”), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the entitled voting stock of Biovest International, Inc., a Delaware corporation (the “Company”), held of record by the undersigned on August 30, 2004 at the Annual Meeting of Shareholders to be held on October 21, 2004 at 11:00 a.m., local time or any adjournment thereof.

PROPOSAL 1. To approve an amendment to Article 4 of the Company’s Certificate of Incorporation to increase the authorized number of shares of Common and Preferred Stock from 50,000,000 shares of Common Stock, $.01 par value and 10,000,000 shares of Preferred Stock, $.01 par value to 300,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, respectively.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2. To approve an amendment to Article 6 of the Company’s Certificate of Incorporation and Article 3 of the Company’s Bylaws to remove the provision calling for classification of the Board of Directors and to provide that the entire Board come up for re-election every year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3. To elect directors to 1-year terms, as follows:

Dr. Steven Arikian	☐ FOR	☐ AGAINST	☐ ABSTAIN
Dr. Francis O’Donnell	☐ FOR	☐ AGAINST	☐ ABSTAIN
Dr. Christopher C. Kyriakides	☐ FOR	☐ AGAINST	☐ ABSTAIN
Dr. Stephane Allard	☐ FOR	☐ AGAINST	☐ ABSTAIN
Martin Baum	☐ FOR	☐ AGAINST	☐ ABSTAIN
Dr. Raphael Mannino	☐ FOR	☐ AGAINST	☐ ABSTAIN
Peter J. Pappas, Sr.	☐ FOR	☐ AGAINST	☐ ABSTAIN
Dr. Christopher Chapman	☐ FOR	☐ AGAINST	☐ ABSTAIN
Nicholas Leb	☐ FOR	☐ AGAINST	☐ ABSTAIN
Dr. Jeffrey A. Scott	☐ FOR	☐ AGAINST	☐ ABSTAIN
Robert D. Weiss	☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4. To ratify the appointment of Aidman Piser & Company P.A. as the Company’s independent accountants.

☐ FOR	☐ AGAINST	☐ ABSTAIN

ALL OTHER BUSINESS. To vote, in the discretion of the Proxies, on such other matters as might properly come before the meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1-4.

PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. IF SHARES ARE HELD BY JOINT TENANTS, BOTH HOLDERS SHOULD SIGN.

Dated:                            , 2004.

Signature:

Print Name:

Signature if held jointly:

(When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a Company, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)